Exhibit 10.46

                     FIRST AMENDMENT TO
              ENRON CORP. PERFORMANCE UNIT PLAN
       (As Amended and Restated Effective May 2, 1995)


     WHEREAS, Enron Corp. (the "Company") has heretofore adopted the Enron Corp. 1994 Performance Unit Plan (As
Amended and Restated Effective May 2, 1995; the "Plan"); and

     WHEREAS, the Board of Directors of the Company has determined and authorized that the Plan be amended to clarify the meaning of "Retirement" under the Plan as a result of changes being made to the Enron Corp. Retirement
Plan;

     NOW, THEREFORE, the Plan is amended as follows:

     Subparagraph a under Section VI.A.2 is rescinded and the following is inserted in its place:

     "a. Retirement: After attainment of age 55 with at least 5 years of service, a Participant's termination of employment and eligibility to receive benefits under the Enron Corp. Retirement Plan."

     AS AMENDED HEREBY, the Plan is specifically ratified and reaffirmed.

Date:   August 7, 1995

ATTEST:                                 ENRON CORP.

By:  PEGGY B. MENCHACA                  By:  PHILIP J. BAZELIDES
Title: Vice President & Secretary       Title:   Philip J. Bazelides
                                         Vice President, Corporate
                                             Human Resources
                                               Enron Corp.